UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 25, 2018

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 25, 2018, Sanmina Corporation (the “Company”) entered into a Joinder Agreement and Amendment No. 1 (the “Joinder and Amendment”) with MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.) (“MUFG Bank”), Wells Fargo Bank, N.A. (“Wells”) and Bank of the West (“BOW”).

The Joinder and Amendment amends certain provisions of the Receivables Purchase Agreement (as amended, the “Receivables Purchase Agreement”), dated as of March 26, 2018, among the Company, the sellers and buyers from time to time party thereto and MUFG Bank, as administrative agent, including increasing the maximum outstanding balance of receivables which may be sold under the Receivables Purchase Agreement from $140 million to $455 million at any one point, subject to any restrictive covenants in our debt agreements. The Joinder and Amendment also adds Wells and BOW as parties to the Receivables Purchase Agreement as buyers thereunder.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

Date: June 28, 2018	By:	/s/ David Anderson
David Anderson
Executive Vice President and Chief Financial Officer